UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.

On July 7, 2026, D-Wave Quantum Inc. (“D-Wave” or the “Company”) announced it is one of only two companies named to the Leaders category in the IDC MarketScape: Worldwide Quantum Computing 2026 Vendor Assessment (doc #US54125526, June 2026, the “IDC MarketScape”). The IDC MarketScape evaluated quantum computing companies based on their current capabilities and future strategies.

According to the IDC MarketScape, D-Wave’s key strengths include:

•Broad production deployment footprint. D-Wave’s customer activity extends beyond research experimentation into operational manufacturing, telecommunications, retail, logistics, defense, and research computing workflows. According to D-Wave, more than 200 million problems have been submitted to its systems, the Advantage2TM system usage grew 314% year over year, and the StrideTM hybrid solver usage grew 114% over six months as of early 2026. Public implementations include manufacturing scheduling with Ford Otosan, network optimization with NTT DOCOMO, and workforce scheduling with Pattison Food Group.

•Mature enterprise accessibility and hybrid adoption framework. The LeapTM cloud platform, OceanTM SDK, the Stride hybrid solver, the Leap Quantum LaunchPadTM onboarding program, and a structured training catalog collectively reduce the infrastructure and expertise barriers that most often slow enterprise quantum adoption. Organizations can apply quantum-assisted optimization to problems involving up to 2 million variables without requiring dedicated quantum programming expertise, while guided onboarding programs provide a pathway from initial evaluation to production deployment.

•Extending quantum annealing beyond optimization into scientific simulation. Published research on magnetic materials simulation and quantum dynamics reflects the Company’s active effort to extend quantum annealing into scientific computing domains relevant to materials science, electronics, medical imaging, and physical systems modeling.

The IDC MarketScape also noted that “looking ahead, D-Wave’s roadmap includes both continued scaling of the Company’s quantum annealing systems and expansion into gate-model quantum computing. The planned Advantage3TM system targets a multichip 100,000-qubit architecture. On the gate-model side, D-Wave has stated that technologies developed through its quantum annealing research, including superconducting control systems, cryogenics, and fabrication expertise, form part of the foundation for its emerging gate-model platform strategy following the Quantum Circuits, Inc. acquisition. The Company notes that the dual-rail qubit design enables native error detection at the physical hardware level and delivers high-performance operations with error detection and 99.9%+ gate fidelities.”

According to D-Wave’s CEO, Dr. Alan Baratz, the Company believes that being named a Leader in the IDC MarketScape is powerful validation of D-Wave’s execution, commercial traction, and long-term strategy, and that this recognition affirms that D-Wave is not waiting for the future, but is proving the value of quantum computing today. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer